Exhibit 16.1
2015 LINCOLN HIGHWAY
P.O. BOX 988
EDISON, NJ 08818-0988
PHONE: 732.287.1000
FAX: 732.287.3200
WWW.AMPER.COM
August 17, 2010
Securities and Exchange Commission
100 F Street, N.E.
Washington D.C. 20549-7561
Dear Sirs/Madams:
We have read Majesco Entertainment Company’s statements included under Item 4.01 on its Form 8-K to be filed on August 20, 2010, and we agree with such statements concerning our firm.
/s/ Amper, Politziner & Mattia, LLP

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